Exhibit 3.1

AMENDMENT NUMBER ONE

TO THE

NINTH AMENDED AND RESTATED

BYLAWS OF

HEALTH NET, INC.

The Ninth Amended and Restated Bylaws of Health Net, Inc. (the “Bylaws”) are amended, effective as of March 4, 2005, as set forth below.

Article IV is hereby amended and restated in its entirety as follows:

ARTICLE IV

COMMITTEES

Section 1 Committees. The standing committees of the Board of Directors of the Corporation shall be a Compensation Committee, an Audit Committee, a Finance Committee and a Governance Committee. Members of each committee of the Board of Directors, including committees established under Section 6 of Article IV, shall be designated the Board of Directors. The Board of Directors shall appoint the chairman and members of each committee on an annual basis.

Section 2 Compensation Committee. The Compensation Committee shall have the composition, powers and responsibilities and shall perform the functions specified in such committee’s charter, as adopted by the Board of Directors.

Section 3 Audit Committee. The Audit Committee shall have the composition, powers and responsibilities and shall perform the functions specified in such committee’s charter, as adopted by the Board of Directors.

Section 4 Governance Committee. The Governance Committee shall have the composition, powers and responsibilities and shall perform the functions specified in such committee’s charter, as adopted by the Board of Directors.

Section 5 Finance Committee. The Finance Committee shall have the composition, powers and responsibilities and shall perform the functions specified in such committee’s charter, as adopted by the Board of Directors.

Section 6 Other Committees. The Board of Directors may designate from among its members one or more other committees, each of which shall have such authority of the Board of Directors as may be specified in the resolution of the Board of Directors designating such committee.

Section 7 Procedures. Any committee of the Board of Directors may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings as the committee may deem to be proper. A majority of the members of a committee of the Board of Directors shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the members thereof present at a meeting at which a quorum is present shall be the act of the committee. No meeting of any committee of the Board of Directors may be held unless notice has been given and/or waived by the members of the committee. Meetings may be held at such times and places as shall be fixed by resolution adopted by a majority of the members thereof. Special meetings of any committee of the Board of Directors shall be called at the request of any member thereof. Notice of each committee meeting of the Board of Directors shall be sent by mail or telegraph, transmitted by electronic means, given by telephone or delivered personally to each member thereof not later than one (1) day before the day on which the meeting is to be held, but notice need not be given to any member who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend the meeting without protesting prior to or at its commencement the lack of notice. Any special meeting of any committee of the Board of Directors shall be a legal meeting without any notice thereof having been given if all of the members thereof shall be present thereat and shall not protest the holding of the meeting. Any committee of the Board of Directors shall keep written minutes of its proceedings and shall report on its proceedings to the Board of Directors.

Article VII is hereby amended and restated in its entirety as follows:

ARTICLE VII

CAPITAL STOCK

Section 1 Share Certificates and Uncertificated Shares. Shares of the Corporation’s stock may be certificated or uncertificated, as provided under Delaware law. Certificates representing shares of stock of each class of the Corporation, whenever authorized by the Board of Directors, shall be in such form as shall be approved by the Board of Directors. The certificates representing shares of stock of each class shall be signed by, or in the name of the Corporation by, the President and Chief Executive Officer or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation, which may be a facsimile thereof. Any or all signatures may be facsimiles if countersigned by a transfer agent or registrar. If any officer, transfer agent or registrar whose manual or facsimile signature is affixed to any certificate ceases to be an officer, transfer agent or registrar, respectively, before the certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if the officer, transfer agent or registrar were still such at the date of its issue.

Section 2 Transfer of Shares. Transfers of shares of stock of each class of the Corporation shall be made only on the books of the Corporation by the holder thereof or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent for such stock, if any, and, in the case of stock represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. The person in whose name such shares of stock stand on the books of the Corporation shall be deemed to be the owner thereof for all purposes as regards the Corporation; provided, that whenever any transfer of shares of stock shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the stock ledger entry for the transfer. No transfer of shares of stock shall be valid as against the Corporation, its stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 3 Addresses of Stockholders. Each Stockholder shall designate to the Secretary or transfer agent of the Corporation an address at which notice of meetings and all other corporate notices may be served or mailed to such person, and, if any Stockholder shall fail to designate such address, corporate notices may be served upon such person by mail directed to the person at the person’s post office address, if any, as the same appears on the stock record books of the Corporation or at such person’s last known post office address.

Section 4 Lost, Destroyed and Mutilated Certificates. The holder of any share of stock of the Corporation represented by a certificate shall immediately notify the Corporation of any loss, theft, destruction or mutilation of such certificate. The Corporation may issue to such holder a new certificate or certificates for such shares of stock, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction. The Board of Directors, or a committee designated thereby, or the transfer agents and registrars for the stock, may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such person’s legal representative, to give the Corporation a bond in such sum and with such surety or sureties as they may direct to indemnify the Corporation and such transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any certificate or the issuance of a new certificate.

Section 5 Regulations. The Board of Directors may make such additional rules and regulations as it may deem to be expedient concerning the issue and transfer of certificates representing shares of stock of each class of the Corporation and may make such rules and take such action as it may deem to be expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

Section 6 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of the Stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment or any right, or entitled to exercise any right in respect of any change, conversion or exchange of stock or for the purpose of any lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of the Stockholders entitled to notice or to vote at a meeting of the Stockholders shall apply to any adjournment of the meeting; provided, that the Board of Directors may fix a new record date for the adjourned meeting.